UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2010

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois	60179
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

6  5/8% Senior Secured Notes due 2018, Indenture, Security Agreement and Intercreditor Agreement

On October 12, 2010, Sears Holdings Corporation (the “Company”) completed its sale to initial purchasers (the “Initial Purchasers”) of $1 billion aggregate principal amount of 6 5/8% Senior Secured Notes due 2018 (the “Notes”). The Company issued the Notes pursuant to an indenture dated as of October 12, 2010 among the Company, certain subsidiaries of the Company party thereto as guarantors (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee and collateral agent (the “Indenture”). The Notes were offered and sold in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. Concurrent with the closing of the sale of Notes described above, the Company completed its sale of an additional $250 million aggregate principal amount of Notes to the Sears Holdings Pension Trust (the “Pension Trust”), the trust of the Sears Holdings Pension Plan, which is the Company’s domestic pension plan (the “Pension Plan”), in a private placement. The Notes have not been registered under the Securities Act and may not be offered or sold without registration unless pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and all applicable state laws.

The Notes mature on October 15, 2018 and bear interest at 6 5/8% per annum, payable on April 15 and October 15 of each year, commencing on April 15, 2011, to registered holders at the close of business on the April 1 or October 1 next preceding the interest payment date.

The Company may redeem the Notes in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date at the “Treasury Rate” as defined in the Indenture, plus 50 basis points, plus accrued interest thereon to the date of redemption.

The Notes are initially unconditionally guaranteed, jointly and severally, on a senior secured basis, by each of the Company’s subsidiaries that is a borrower or guarantor under the Company’s existing senior secured revolving credit facility. In addition, certain direct or indirect wholly owned domestic subsidiaries of the Company that become the owner of inventory or credit card accounts receivable and incur indebtedness for borrowed money will be required to become a guarantor as specified in the Indenture. Under certain circumstances, subsidiaries may be released from these guarantees without the consent of the holders of the Notes.

The Notes and the guarantees thereof are senior obligations of the Company and the Guarantors, respectively, are secured by a security interest in certain assets of the Company and the Guarantors consisting primarily of inventory and credit card accounts receivable (the “Collateral”) pursuant to a security agreement dated as of October 12, 2010 among the Company, the Guarantors and Wells Fargo Bank, National Association, as collateral agent (the “Security Agreement”), and rank equally in right of payment to all of the Company’s and the Guarantors’ existing and future senior indebtedness, respectively. Pursuant to an intercreditor agreement dated as of October 12, 2010 among Bank of America, N.A., Wells Fargo Retail Finance, LLC and General Electric Capital Corporation, as ABL agents, and Wells Fargo Bank, National Association, as second lien agent (the “Intercreditor Agreement”), the security interest in the Collateral securing the Notes and the guarantees is junior in priority to the security interest securing the obligations under the Company’s existing senior secured revolving credit facility and the obligations under certain banking and cash management arrangements. Upon the satisfaction of certain conditions constituting a “Fall-Away Event” as defined in the Indenture, the security interest in the Collateral securing the Notes and the guarantees will be automatically released.

Upon the occurrence of certain change of control triggering events, the Company will be required to offer to repurchase all outstanding Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase, unless the Company has exercised its option to redeem the Notes as described above. In addition, if, prior to the occurrence of a Fall-Away Event, the borrowing base (as calculated pursuant to the Indenture) as of the last day of each of any two consecutive fiscal quarters of the Company is less than the principal amount of the Company’s consolidated indebtedness for borrowed money outstanding on such day that is secured by liens on the Collateral, the Company will be required to offer to repurchase all outstanding Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

1

The Indenture contains restrictive covenants that, among other things, (1) limit the ability of the Company and certain of its domestic subsidiaries to, among other things, create liens and enter into sale and leaseback transactions and (2) limit the ability of the Company to consolidate with or merge into, or sell other than for cash or lease all of substantially all of its assets to, another person. The Indenture also provides for certain events of default, which, if any occur, would permit or require the principal, premium, if any, and accrued and unpaid interest on all the then outstanding Notes to be due and payable immediately.

The foregoing descriptions of the Indenture, the Notes, the Security Agreement and the Intercreditor Agreement are qualified in their entirety by reference to the actual terms of the respective documents. A copy of each of the Indenture (including the forms of Notes), the Security Agreement and the Intercreditor Agreement is attached as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this report and is incorporated by reference into this Item 1.01.

Registration Rights Agreements

In connection with the sale of Notes to the Initial Purchasers, the Company and Guarantors entered into a registration rights agreement dated October 12, 2010, with the Initial Purchasers. Under the agreement, the Company has agreed, on or before the 300th day after the date the Notes were issued, to use commercially reasonable efforts to file a registration statement with respect to an offer to exchange the Notes for notes registered under the Securities Act (the “Exchange Offer”). Affiliates of the Company, including the Pension Plan, are not eligible to participate in the Exchange Offer. If the Company is unable to effect the Exchange Offer, it will instead use its commercially reasonable efforts to have a shelf registration statement declared effective with respect to resales of the Notes. If the Company fails to satisfy its obligations under this registration rights agreement on or before the 365th day after the date the Notes were issued, it will be required to pay additional interest to the holders of the Notes initially purchased by the Initial Purchasers under certain circumstances for certain periods.

In connection with the sale of the Notes to the Pension Trust, the Company and Guarantors entered into a registration rights agreement dated October 12, 2010, with the Sears Holdings Corporation Investment Committee on behalf of the Pension Plan and the Pension Trust. Under the agreement, the Company has agreed to use its commercially reasonable efforts to file a shelf registration statement under the Securities Act covering resales of the Notes held by the Pension Trust and cause such shelf registration statement to be declared effective on or prior to the earliest to occur of (1) the consummation of the Exchange Offer, (2) the date on which the Notes, if held by a non-affiliate of the Company, would be freely tradable pursuant to Rule 144 promulgated under the Securities Act, and (3) in the event the Exchange Offer is not consummated, the 365th day after the date the Notes were issued. If the Company fails to satisfy its obligations under this registration rights agreement, it will be required to pay additional interest with respect to the Notes held by the Pension Trust under certain circumstances for certain periods.

The foregoing descriptions of the registration rights agreements are qualified in their entirety by reference to the actual terms of the respective documents. A copy of each registration rights agreement is attached as Exhibit 4.4 and Exhibit 4.5 to this report and is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the heading “6 5/8% Senior Secured Notes due 2018, Indenture, Security Agreement and Intercreditor Agreement” is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

4.1	Indenture, dated as of October 12, 2010, among Sears Holdings Corporation, the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and Collateral Agent.

4.2	Security Agreement, dated as of October 12, 2010, among Sears Holdings Corporation, the guarantors party thereto and Wells Fargo Bank, National Association, as Collateral Agent.

4.3	Intercreditor Agreement, dated as of October 12, 2010, among Bank of America, N.A., Wells Fargo Retail Finance, LLC and General Electric Capital Corporation, as ABL Agents, and Wells Fargo Bank, National Association, as Second Lien Agent.

4.4	Registration Rights Agreement, dated as of October 12, 2010, by and among Sears Holdings Corporation and the guarantors party thereto and Banc of America Securities LLC.

4.5	Registration Rights Agreement, dated as of October 12, 2010, by and among Sears Holdings Corporation and the guarantors party thereto, Sears Holdings Corporation Investment Committee on behalf of the Sears Holdings Pension Plan and Sears Holdings Pension Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Senior Vice President, Controller and
Chief Accounting Officer

Date: October 15, 2010

EXHIBIT INDEX

4.1	Indenture, dated as of October 12, 2010, among Sears Holdings Corporation, the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and Collateral Agent.

4.2	Security Agreement, dated as of October 12, 2010, among Sears Holdings Corporation, the guarantors party thereto and Wells Fargo Bank, National Association, as Collateral Agent.

4.3	Intercreditor Agreement, dated as of October 12, 2010, among Bank of America, N.A., Wells Fargo Retail Finance, LLC and General Electric Capital Corporation, as ABL Agents, and Wells Fargo Bank, National Association, as Second Lien Agent.

4.4	Registration Rights Agreement, dated as of October 12, 2010, by and among Sears Holdings Corporation and the guarantors party thereto and Banc of America Securities LLC.

4.5	Registration Rights Agreement, dated as of October 12, 2010, by and among Sears Holdings Corporation and the guarantors party thereto, Sears Holdings Corporation Investment Committee on behalf of the Sears Holdings Pension Plan and Sears Holdings Pension Trust.